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                         HYPERLIGHT NETWORK CORPORATION

                             SUBSCRIPTION AGREEMENT

        This Subscription Agreement is entered into for the purpose of TELECOM WIRELESS CORPORATION purchasing 250 shares of Series C Common Stock of HyperLight Network Corporation ("HyperLight"), subject to Telecom paying the consideration described below. In offering and selling these shares to Telecom, HyperLight is relying on exemptions from registration provided by Sections 4(2) and 4(6) of the Federal Securities Act of 1933 and Rule 506 of Regulation D thereunder, as well as exemptions from registration under applicable state law.

        HYPERLIGHT NETWORK CORPORATION HAS NOT REGISTERED THE SERIES C COMMON STOCK UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS.

        IF YOU PURCHASE THESE SHARES, YOU WILL NOT BE ABLE TO SELL, TRANSFER, ASSIGN OR OTHERWISE DISPOSE OF THESE SHARES EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         TELECOM WIRELESS CORPORATION will pay the following to HyperLight as payment for the 250 shares of Series C Common Stock:

                  500,000 shares of restricted common stock of Telecom Wireless Corporation, which shares will be included in a registration statement on Form S-3 for resale by HyperLight. Telecom will file that registration statement no later than October 15, 1999, and will use its best efforts to obtain effectiveness of such registration statement as soon as possible thereafter. Telecom will deliver a certificate for these shares no later than September 15, 1999, Telecom represents that these shares have a fair market value of not less than $5,000,000, and such valuation will be supported by an independent appraisal if requested by HyperLight. If the independent appraisal reflects that the value of the 500,000 shares of Telecom Wireless Corporation common stock is less than $5,000,000, or the shares are not included in an effective registration statement by not later than December 1, 1999, Telecom Wireless will promptly (but not later than December 15, 1999) pay HyperLight additional consideration (which must be cash or a cash-equivalent) equal to $5,000,000, so that the total consideration is equal to $5,000,000.

                  Although HyperLight will issue a certificate for the Series C Common Stock, it will retain such certificate until the earlier of: (i) Telecom completing its payment obligations described in the preceding paragraph and in the Interim Funding Agreement being entered into between the parties on this date, or (ii) HyperLight selling more than 50,000 shares of the Telecom common stock pursuant to the



HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 1
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                  contemplated registration statement. If Telecom defaults in any obligation described in the immediately preceding paragraph before HyperLight delivers the certificate to Telecom, HyperLight may (in its discretion) cancel such certificate upon the return to Telecom of 500,000 shares of Telecom common stock. In such event, HyperLight may retain all cash paid to it pursuant to the preceding paragraphs. Alternatively, HyperLight may treat this agreement as being in full force and effect and may bring legal action to enforce the payment obligations contemplated by the preceding paragraphs, together with any consequential damages that might result from such default and interest on the amount due at the rate of 1% per month.

         Telecom agrees that such investment is being made entirely on the terms and conditions stated herein. It is understood that this Subscription Agreement is not binding until HyperLight accepts it in writing and then only in accordance with the terms of this Subscription Agreement.

         In connection with Telecom's proposed purchase of the shares of Series C Common Stock, Telecom represents as follows:

         1. Telecom understands that an investment in HyperLight is one of high risk, and a significant possibility exists that Telecom may lose its entire investment. Without limiting the generality of the foregoing, Telecom specifically understands that:

                  The proceeds to be received from Telecom will not be sufficient for HyperLight to accomplish its corporate objectives as outlined in the due diligence information received by Telecom.

                  HyperLight does not yet own the intellectual property underlying the broadband communications technology which underlies HyperLight's business plan, but HyperLight expects to acquire such intellectual property in the near future in exchange for the issuance of 2,500 shares of Series B Common Stock.

                  Any additional capital which may be raised by HyperLight will dilute Telecom's interest in HyperLight;

                  HyperLight has entered or will shortly enter into an agreement by which an unaffiliated entity by which that entity will have an option to acquire 817 shares of Series A Preferred Stock to be issued by HyperLight for a total investment of $8,170,000, a portion of which investment will include the reimbursement of expenses previously incurred by such entity. That entity will also obtain an option to enter into an exclusive manufacturing agreement for the broadband communications units, as well as obtaining certain marketing rights. The Series A Preferred Stock will be created with voting rights, liquidation and dividend rights, and other rights and preferences which will be senior to the Series C Common Stock.

HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 2
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                  HyperLight can offer no assurance that its technology will ever result in a broadband communications unit of the type witnessed by representatives of Telecom becoming available commercially or, if it becomes commercially available, that it will become a commercial success.

                  The Series C Common Stock has not yet been authorized pursuant to a certificate of designation filed with the Delaware Secretary of State, but will be authorized within fifteen days of Telecom's purchase of the shares pursuant to this agreement by filing a certificate of designation for the Series C Common Stock which will provide for the same rights and preferences as currently exist for the Series B Common Stock, plus the following:

                  The shares of Series C Common Stock will be entitled to one vote, in person or by proxy, for each share of Series C Common Stock standing in his name on the books of HyperLight to be cast at any meeting of shareholders of HyperLight;

                  After the time that HyperLight has issued 10,000 shares of its capital stock, and unless the holdes of a majority of the outstanding shares of Series C Common Stock agree to waive their pre-emptive rights as to any transaction, the holders of Series C Common Stock will have the pre-emptive right to purchase shares of any capital stock being offered by HyperLight to any other person on the most favorable terms and conditions then being offered. This pre-emptive fight will expire on the earlier of the date HyperLight first completes an offering of its shares to the public pursuant to a registration statement effective under the Securities Act of 1933, as amended.

                  HyperLight is in the process of negotiating certain compensation arrangements with four persons who are, and who will continue to be, key employees of HyperLight. Telecom will not be required to approve such compensation arrangements. The key employees of HyperLight are as follows:

                  J. Mark Strong, President, Director
                  Linda W. Priest, Chairman, Vice President, Treasurer,
                         Assistant Secretary, and Director
                  David H. Wollins, Secretary and Director
                  Madison E. Priest, employee

                  HyperLight and its predecessor are involved in certain litigation involving its intellectual property, which is in the preliminary stages and, although HyperLight believes it has good claims and meritorious defenses, there can be no assurance with regard to the possible outcome of the litigation.

                  Telecom has the right to ask for and obtain further information regarding the foregoing or any other information about HyperLight, which Telecom deems to be relevant to its decision to subscribe to purchase the Units being offered hereby.


HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 3

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         2. The shares of Series C Common Stock are being acquired by Telecom for its own account and not on behalf of any subsidiary or any other person or entity. The shares of Series C Common Stock are being acquired for investment purposes and not for resale or distribution.

CAVEAT: CERTAIN STATEMENTS CONTAINED HEREIN AND WHICH HAVE BEEN GIVEN TO TELECOM IN OTHER DOCUMENTS USING THE TERMS "MAY", "EXPECTS TO", AND OTHER TERMS DENOTING FUTURE POSSIBILITIES, ARE FORWARD-LOOKING STATEMENTS. THE ACCURACY OF THESE STATEMENTS CANNOT BE GUARANTEED AS THEY ARE SUBJECT TO A VARIETY OF RISKS, WHICH ARE BEYOND HYPERLIGHT'S ABILITY TO PREDICT OR CONTROL. THESE RISKS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS OR ESTIMATES CONTAINED IN THIS REPORT. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE POSSIBILITY THAT THE DESCRIBED OPERATIONS OR OTHER ACTIVITIES WILL NOT BE COMPLETED ON ECONOMIC TERMS, IF AT ALL. THE OPERATIONS CONTEMPLATED BY HYPERLIGHT ARE ATTENDANT WITH HIGH RISK. THERE CAN BE NO ASSURANCE THAT HYPERLIGHT WILL SUCCEED IN OPERATING THE CONTEMPLATED BUSINESS, AND IT IS IMPORTANT THAT EACH PERSON CONSIDERING AND INVESTMENT PURSUANT TO THIS SUBSCRIPTION AGREEMENT UNDERSTANDS THE SIGNIFICANT RISKS WHICH ACCOMPANY THE PROPOSED CONDUCT OF HYPERLIGHT'S FUTURE OPERATIONS.

         3. Neither Telecom nor HyperLight is aware of the payment of any commission or other remuneration to any person in connection with the execution of this transaction or the purchase of the Series C Common Stock.

         4. The undersigned acknowledges receipt of documents defining the Series A and B Common Stock and the Series A Preferred Stock (which preferred stock has not yet been formally created), and such additional information disclosing the business, financial condition, and management of HyperLight as the undersigned has deemed necessary or appropriate for the purposes of considering this investment.

         5. HyperLight has given Telecom the opportunity to ask questions of and to receive answers from persons acting on HyperLight's behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding HyperLight, its business and financial condition which HyperLight possesses or can acquire without unreasonable effort or expense including (without limitation) all minutes of meetings of the Boar Directors of HyperLight or committees thereof, and other relevant documents requested by Telecom. In addition, Telecom has made such other financial or other inquiry as Telecom deems necessary or appropriate in the conduct of Telecom's due diligence investigation and has not relied on due diligence of any other party in connection herewith.

         6. Telecom acknowledges and understands, however, that HyperLight has not authorized any person to make any statements on its behalf which would in any way contradict any of the information which HyperLight has provided to Telecom in writing, including the information set forth in this Subscription Agreement, and Telecom further represents to HyperLight that Telecom has not relied upon any such representations regarding HyperLight, its business or financial condition, or this transaction in making any decision to acquire the Series C Common Stock. If Telecom becomes aware of conflicting information, Telecom will discuss this with management of HyperLight.

HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 4
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         7. Telecom's present financial condition is such that it is unlikely that it would be necessary for Telecom to dispose or leverage of the Series C Common Stock in the foreseeable future.

         8. Telecom acknowledges and understands that there is no market for any class of HyperLight's capital stock and there can be no assurance that any such market will ever develop.

         9. Telecom understands that the Series C Common Stock being acquired hereby are and will continue to be restricted securities within the meaning of Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), and applicable state statutes, and consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Series C Common Stock and any certificates issued in replacement or exchange therefor and acknowledges that HyperLight will cause its stock transfer records to note such restrictions,

         10. Telecom understands that the Series C Common Stock being acquired hereby will be subject to the following co-sale rights and rights of first refusal:

         Each holder of outstanding equity securities of HyperLight has (and by executing this Subscription Agreement Telecom specifically grants) a right of first refusal with respect to any transfer by it of any shares of any class or series of equity securities of HyperLight. In addition, any person seeking to purchase shares of any class or series of equity security from Telecom must offer and be prepared to purchase all shares held by all other holders of equity securities on the same price and terms. The foregoing rights will expire upon the completion of an initial public offering by HyperLight. The following transactions are specifically excepted from the foregoing provision:

                  (i)      Transfers of shares for estate planning purposes; and

                  (ii) Transfers of common stock by a shareholder which aggregate less than I% of the total number of shares of common stock outstanding during any twelve month period unless transfer of a larger amount has been approved by the Board of Directors of HyperLight. (NOTE THAT HYPERLIGHT IS ATTEMPTING TO AMEND THE FOREGOING PROVISION SO THAT THE PROVISION WILL READ:
                           "TRANSFERS OF COMMON STOCK BY A SHAREHOLDER WHICH AGGREGATE NOT MORE THAN 1% OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING DURING ANY TWELVE MONTH PERIOD UNLESS TRANSFER OF A LARGER AMOUNT HAS BEEN APPROVED BY THE BOARD OF DIRECTORS OF HYPERLIGHT." THERE CAN BE NO ASSURANCE THAT THIS CHANGE WILL BE ACCEPTED THE BY REQUISITE PARTIES.)

         11. Telecom agrees to disclose to any proposed buyer or transferee of the Series C Common Stock the restrictions relating to the sale or transfer of the Series C Common Stock.

HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 5
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         12. By Telecom's execution below, it is acknowledged and understood that HyperLight is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

         13. Telecom has reviewed the terms of this Subscription Agreement and all of the documents attached hereto, delivered in connection herewith or otherwise referenced herein with its legal, investment tax, and financial advisors to the extent Telecom, deems such consultation appropriate, and Telecom has also consulted with such advisors with regard to the advisability of this investment to the extent Telecom deems such consultation to be appropriate. Telecom acknowledges that HyperLight has advised Telecom that it recommends that Telecom obtain such advice and consultation, Telecom further acknowledges that it has neither sought nor received any advice from HyperLight or any of its agents or affiliates with respect to any aspect of this Subscription Agreement or the Investment under this Subscription Agreement.

         14. Telecom acknowledges that an investment in the Series C Common Stock of HyperLight is a suitable investment for it, taking into consideration the restrictions on transferability and the other considerations affecting the Series C Common Stock and HyperLight as described herein and in the documents attached hereto, and in the investigation that Telecom has made.

         15. This Agreement may be amended or modified only in writing signed by the parties hereto. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Agreement fully integrates all prior agreements and understandings between the parties concerning its subject matter.

         16. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

         17. Each party hereto agrees for itself, its successors and its permitted assigns to execute any and all instruments necessary for the fulfillment of the terms of this Agreement.

         18. This Agreement is made under, shall be construed in accordance with and shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, subject to acceptance by HyperLight, the undersigned has completed this Subscription Agreement and tendered payment as set forth above to evidence the undersigned's commitment to purchase the Securities as set forth above.

                          TELECOM WIRELESS CORPORATION

Date:                   , 1999
     -------------------

Tax ID #:                        By:    /s/ James C. Roberts
         --------------------       -------------------------------------------
                                      James C. Roberts, Ph.D., President
                                      5299 DTC Boulevard, Suite 1200


HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 6


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                                                     Englewood, CO 80111


SUBSCRIPTION ACCEPTED SUBJECT TO THE TERMS HEREOF.

                                         HYPERLIGHT NETWORK CORPORATION


     9/13      , 1999                    By      /s/ J. Mark Strong
---------------                          ---------------------------------------
                                         J. Mark Strong, President







































HYPERLIGHT NETWORK CORPORATION SUBSCRIPTION AGREEMENT                     PAGE 7